Exhibit 99.1

LECG CORPORATION REPORTS FIRST QUARTER 2005 RESULTS

First Quarter Revenues Grew 62%, EPS Was $0.22, Raises Fiscal Year 2005 Guidance

Emeryville, CA, May 3, 2005 – LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the first quarter ended March 31, 2005.

First Quarter 2005 Financial Results

Revenues for the first quarter increased 62% to $69.7 million from $43.1 million for the first quarter of 2004. Expert and professional staff revenues also increased 62%. Organic growth of expert and professional staff revenues was 48%. Performance based revenue was $178,000 this quarter compared to $315,000 during the same period last year. EBITDA(1) was $10.1 million for the quarter, a 65% increase from $6.1 million in the first quarter of 2004.

Net income was $5.4 million in the first quarter of 2005, 65% higher than net income of $3.3 million reported in the first quarter of last year. Net income per diluted share was $0.22 this quarter compared to net income per diluted share of $0.14 in the same period a year ago. Diluted shares outstanding increased 3% to 24.0 million in the first quarter of 2005 from 23.3 million for the same period in 2004.

“LECG is pleased with our strong first quarter performance, reflecting significant growth in many of our practice areas,” said LECG chairman, Dr. David Teece. “We are seeing the benefits from our investments last year in top talent and in new practice areas.”

Operating Metrics

LECG ended the first quarter with 948 employees and exclusive independent contractors, an increase of 8% from 875 as of December 31, 2004. Expert headcount increased to 308 from 289 as of December 31, 2004 and professional staff headcount increased to 439 from 398. Professional staff utilization for the first quarter of 2005 was 83%, compared to 82% for the same period in 2004.

2005 Fiscal Year Outlook

For the full year 2005, LECG anticipates that revenues will now be in the range of $270 to $280 million, including performance based revenue of $6.0 to $7.0 million. Net income is expected to be in the range of $21.5 to $23.0 million, and earnings per diluted share will be in the range of  $0.89 to $0.94. LECG does not plan to give quarterly guidance, and quarterly performance could fluctuate. Previously stated guidance for 2005 was $260 to $270 million in revenue, $20.5 to $22.0 million in net income, and fully diluted earnings per share of $0.87 to $0.92.

David Kaplan, president of LECG, commented, “In 2005, LECG has continued to add to our base of talent and expand our capabilities worldwide. During the first quarter, we acquired J. Philip Cook & Associates in Salt Lake City, and in April we announced 13 director-level additions, including two internal promotions, and the opening of an office in Milan, Italy. LECG will continue to invest in our talent base, which is the foundation for future growth, while focusing on improving our margins during the year.”

Conference Call Webcast Information

To listen to a live audio webcast of LECG’s first quarter 2005 financial results conference call, visit the company’s website www.lecg.com. The conference call begins at 5:00 pm Eastern time today. A replay of the call will also be available on the company’s website one hour after completion of the live broadcast.

About LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the Company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations as of today, May 3, 2005.  There may be events in the future that the Company is not able to accurately predict or control, and they may cause actual results to differ materially from expectations.  Information contained in these forward looking statements is inherently uncertain, and actual performance is subject to a number of risks, including but not limited to, among others, dependence on key personnel, acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the Company’s service offerings, the ability of the Company to integrate successfully new experts into its practice, intense competition and potential professional liability.  Further information on these and other potential risk factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended March 31, 2005 and 2004

(in thousands, except per share data)

	Quarter ended March 31,
	2005	2004

Revenues	$69,721	$43,110
Cost of services	(46,076)	(28,326)
Gross profit	23,645	14,784
Operating expenses:
General and administrative expenses	(13,550)	(8,671)
Depreciation and amortization	(1,116)	(677)
Operating income	8,979	5,436
Interest income	190	111
Interest expense	(55)	(67)
Other expense, net	(26)	(27)
Income before income tax	9,088	5,453
Income tax provision	(3,735)	(2,202)
Net income	$5,353	$3,251

Net income per share:
Basic	$0.24	$0.15
Diluted	$0.22	$0.14
Share amounts:
Basic	22,763	21,406
Diluted	23,978	23,346

LECG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2005 and 2004

(in thousands, except share data)

	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$35,663	$42,082
Accounts receivable, net of allowance of $480 and $433	81,445	73,137
Prepaid expenses	4,019	3,456
Deferred tax assets, net	1,326	1,476
Current portion of signing bonuses and other current assets	11,982	10,162
Total current assets	134,435	130,313
Property and equipment, net	7,324	6,493
Goodwill	61,341	57,947
Other intangible assets, net	129	478
Long-term portion of signing bonuses and other assets	25,271	19,480
Total assets	$228,500	$214,711

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$8,842	$6,701
Accrued compensation	41,354	37,599
Payable for business acquisitions - current	2,921	6,183
Deferred revenue	1,685	1,409
Total current liabilities	54,802	51,892
Payable for business acquisitions - long-term	3,926	2,400
Deferred compensation plan	3,787	3,203
Deferred tax liability	386	386
Deferred rent and other long-term liabilities	3,515	2,443

Stockholders’ equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 23,014,712 shares issued and outstanding at March 31, 2005 and 22,813,471 shares issued and outstanding at December 31, 2004	23	23
Additional paid-in capital	127,462	125,070
Deferred equity compensation	(1,446)	(1,580)
Accumulated other comprehensive income	976	1,158
Retained earnings	35,069	29,716
Total stockholders’ equity	162,084	154,387
Total liabilities and stockholders’ equity	$228,500	$214,711

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Quarters Ended March 31, 2005 and 2004

(in thousands)

	Quarter ended March 31,
	2005	2004
Cash flows from operating activities
Net income	$5,353	$3,251
Adjustments to reconcile net income to net cash used by operating activities:
Bad debt expense	50	55
Depreciation and amortization of property and equipment	692	577
Amortization of other intangibles	424	100
Amortization of signing bonuses	1,802	428
Equity based compensation	138	(171)
Tax benefit from option exercises and equity compensation plans	623	—
Deferred rent	467	78
Other	(11)	4
Changes in assets and liabilities:
Accounts receivable	(8,343)	(5,120)
Prepaid and other current assets	(1,472)	(1,236)
Accounts payable and other accrued liabilities	2,114	(1,138)
Accrued compensation	(900)	(2,944)
Signing bonuses and other assets	(3,240)	(5,505)
Other	846	28
Net cash used in operating activities	(1,457)	(11,593)
Cash flows from investing activities
Business acquisitions, net of acquired cash	(4,997)	(19,156)
Purchase of property and equipment	(1,477)	(394)
Other	1	(85)
Net cash used in investing activities	(6,473)	(19,635)
Cash flows from financing activities
Proceeds from secondary offering, net of offering costs	1,308	—
Exercise of stock options	385	1
Net cash provided by financing activities	1,693	1
Effect of exchange rates on changes in cash	(182)	115
Decrease in cash and cash equivalents	(6,419)	(31,112)
Cash and cash equivalents, beginning of year	42,082	67,177
Cash and cash equivalents, end of period	$35,663	$36,065

Supplemental disclosure
Cash paid for interest	$7	$11
Cash paid for income taxes	$581	$74
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$250	$1,000

LECG CORPORATION
EBITDA (1)

For the Quarters Ended March 31, 2005 and 2004
(in thousands)

	Quarter ended March 31,
	2005	2004
Net income	$5,353	$3,251
Add back (subtract):
Provision for income taxes	3,735	2,202
Interest, net	(135)	(44)
Depreciation and amortization	1,116	677
EBITDA	$10,069	$6,086

(1)          EBITDA is a non-GAAP financial measure defined by the Company as net income before provision for income taxes, interest, and depreciation and amortization.  The Company believes that EBITDA is a useful measure of financial performance of the business.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.